DIGITAL CINEMA DESTINATIONS CORP.

2012 STOCK OPTION AND INCENTIVE PLAN

1. Purpose and Eligibility

 The purpose of this 2012 Stock Option and Incentive Plan (the “Plan”) of Digital Cinema Destinations Corp., a Delaware corporation (the “Company”) , is to provide stock options, restricted stock grants, restricted stock units and stock awards,  in the Company (each, an “Award”) to employees, officers, directors, consultants, advisors and other persons performing services to the Company and its Subsidiaries (as defined below), all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 9.

2. Administration

a. Administration with Respect to Directors and Officers. With respect to grants of Awards to directors or Employees who are also Officers or directors of the Company, the Plan shall be administered by (A) the board of directors of the Company (the “Board”) or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b- 3 under the Exchange Act.  Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board.

b. Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or consultants who are neither directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.  Except for the power to amend the Plan as provided in Section 9(e) and except for determinations regarding Employees who are subject to Section 16 of the Exchange Act or certain key Employees who are, or may become, as determined by the Board or such committee, subject to Section 162(m) of the Code compensation deductibility limit, and except as may otherwise be required under applicable stock exchange rules, the Board or such committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Board or such committee may establish to any Officer or Officers of the Company

3. Stock Available for Awards

 a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Class A common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 600,000 shares of Class A common stock, provided that no more than 100,000 shares may be issued during the 12-month period commencing on the effective date of the Plan. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

 b. Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase or otherwise acquire more than 100,000 shares of Common Stock.

 c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Administrator shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(d)(i) applies for any event, this Section 3(c) shall not be applicable.

4. Stock Options

 a. General. Subject to the provisions of the Plan, the Administrator may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.  Each Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate.  Options granted to employees of the Company shall expire 90 days after termination of employment with the Company for whatever reason, unless the agreement with respect to any such Option provides for a shorter period of time.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant.

 b. Incentive Stock Options. An Option that the Administrator intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to Employees including those who are Officers of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Administrator and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 4(e) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

d. Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option granted shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

e. Ten Percent Stockholder.  No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

 f. Duration of Options. Subject to the provisions of Section 4(e) regarding Ten Percent Stockholders, each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable option agreement, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

g. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(i) for the number of shares for which the Option is exercised.

h. Limits on Incentive Stock Options.  The aggregate Fair Market Value of all shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company (or by any Subsidiary or parent of the Company), shall not exceed $100,000.

 i. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as determined by the Administrator:

(i)	by check payable to the order of the Company;

(ii)
except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)
to the extent explicitly provided in the applicable option agreement, by (a) delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (b) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (c) payment of such other lawful consideration as the Administrator may determine.

5. Restricted Stock

 a. Grants. The Administrator may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award (each, a “Restricted Stock Award”).

 b. Terms and Conditions. The Administrator shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Administrator, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Administrator, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6. Restricted Stock Units.

The Administrator may grant Awards which consist of the right to receive shares of Common Stock, cash or other Awards or a combination thereof at the end of a specified deferral period (each, a “Restricted Stock Unit” or an “RSU”).  Restricted Stock Awards shall be subject to such risk of forfeiture and other restrictions, if any, as the Administrator may impose.   The grant, issuance, retention, vesting risk of forfeiture and other restrictions and/or settlement of RSUs shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Administrator at the date of grant or thereafter.

7.  Bonus Stock and Awards in Lieu of Obligations.

The Administrator is authorized to grant shares of Common Stock as a bonus, in consideration for services rendered or to be rendered to the Company or a Subsidiary or affiliate of the Company, or to grant shares of Common Stock or other Awards in lieu of obligations of the Company or a Subsidiary or affiliate, to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Administrator.

8. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Administrator may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Administrator shall determine or as executed by an Officer pursuant to authority delegated by the Administrator. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c. Administrator Discretion. The terms of each type of Award need not be identical, and the Administrator need not treat Participants uniformly.

d. Acquisition of the Company

(i)
Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) ; or (z) any other acquisition of the business of the Company, as determined by the Administrator.

(ii)
Consequences of an Acquisition. Upon the consummation of an Acquisition, the Administrator or the board of directors of the surviving or acquiring entity (as used in this Section 8(d)(ii), also the “Administrator”), shall, as to outstanding Awards (on the same basis or on different bases as the Administrator shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Administrator deems appropriate, the fair market value of which (as determined by the Administrator in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Administrator may, on the same basis or on different bases as the Administrator shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Administrator in its sole discretion) for the shares of Common Stock subject to such Options over the exercise price thereof. Unless otherwise determined by the Administrator (on the same basis or on different bases as the Administrator shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(iii)
Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

 e. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Administrator may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Administrator or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

 f. Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

 g. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

 h. Acceleration. The Administrator may provide that, upon consummation of a Change In Control or the death of a Participant, any Options shall become immediately exercisable in full or in part, any Restricted Stock Awards shall be free of some or all restrictions, any Common Stock which is the subject of a Restricted Stock Award or Restricted Stock Unit shall be granted to the Participant subject to some or no restrictions or that any Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 8 (d)(ii), the Administrator may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

9. Miscellaneous

 a. Definitions.

(i)	“Administrator” means the Board or any committee thereof appointed to administer the Plan.

(ii)
“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(iii)	“Committee” means any committee appointed by the Board to administer the Plan.

(iv)
“Company” for purposes of eligibility under the Plan, shall include any present or future  subsidiaries of the Company, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Digital Cinema Destinations Corp., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Administrator in its sole discretion.

(v)	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(vi)
“Change In Control” means any of the following transactions, but excluding any such transaction that the Administrator, in its sole and absolute discretion determines not to constitute a Change In Control:

(a)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(b)
the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(c)
any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(d)
an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities.

(vii)
“Employee” means (a) an employee of the Company and (b) for purposes of eligibility under the Plan (but not for purposes of Section 4(b)), a person to whom an offer of employment has been extended by the Company.

(viii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ix)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)
If the Common Stock is listed on any established stock exchange or traded on the Nasdaq markets, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(x)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(xi)
“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

  b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

 c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or authorized transferee shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the beneficial holder thereof.

 d. Effective Date and Term of Plan. The Plan shall become effective on the consummation of the Company’s initial public offering of shares of Common Stock under the Securities Act of 1933, but no Option shall be exercised and no Restricted Stock Award shall be granted until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after date the Plan is adopted by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

 e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.  However, except as provided in Section 3(c) relating to adjustments upon changes in stock, no amendment shall be effective unless approved by stockholders of the Company to the extent stockholder approval is required under Delaware law, the Code, United States securities laws and regulations, or Nasdaq or exchange listing requirements.  Notwithstanding the foregoing, the Administrator may amend the plan or any Award agreement for the purposes of conforming the Plan or Award agreement to the requirements of law, including the requirements of Section 490A of the Code.

 f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law, and applicable federal law.